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                                                                      EXHIBIT 21


                                       Jurisdiction of
Name of Entity                           Organization      Ownership Interest
--------------------------------------------------------------------------------
Eagle Bancorp, Inc. - Registrant         Maryland
  EagleBank                              Maryland                  100%
  Bethesda Leasing LLC                   Maryland                  100%